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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-4 of Select Medical Corporation of our report dated February 22, 2005 relating to the consolidated financial statements of Select Medical Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.


PricewaterhouseCoopers LLP
Philadelphia, PA
June 15, 2005